Exhibit 99.1
Corporate Property Associates 15 Incorporated
Supplemental Information
As of September 30, 2010
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 15 Incorporated (“CPA®:15”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2009. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-8920
Web Site Address: www.CPA15.com

Corporate Property Associates 15 Incorporated
Reconciliation of Net Income (Loss) Attributable to CPA®:15 Shareholders to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net income (loss) attributable to CPA®:15 shareholders	$16,363	$2,055	$38,971	$(6,699)
Adjustments:
Depreciation and amortization of real property	14,914	15,678	44,922	46,121
(Gain) loss on sale of real estate	—	(8,985)	162	(9,836)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	3,854	2,675	6,341	7,568
Gain on sale of real estate	(64)	—	(237)	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(3,803)	(1,801)	(11,334)	(8,558)

Total adjustments	14,901	7,567	39,854	35,295

FFO — as defined by NAREIT	31,264	9,622	78,825	28,596

Adjustments:
Gain on deconsolidation of a subsidiary	(11,493)	—	(11,493)	—
Other depreciation, amortization, and non-cash charges	(2,077)	1,337	318	196
Straight-line and other rent adjustments	(17)	(1,143)	518	407
Impairment charges	3,381	13,766	3,381	47,216
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization, and non-cash charges	550	469	265	73
Straight-line and other rent adjustments	154	312	540	616
Impairment charges	6,741	6,582	9,150	6,582
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(769)	(4,082)	(72)	(3,862)

Total adjustments	(3,530)	17,241	2,607	51,228

AFFO (a)	$27,734	$26,863	$81,432	$79,824

AFFO per share (b)	$0.24	$0.24	$0.71	$0.70

Weighted average shares outstanding	127,681,629	125,008,341	126,974,970	125,900,460

(a) The amounts previously furnished for the three and nine months ended September 30, 2009 of $35.4 million and $88.3 million, respectively, have been revised in the table above to correct an inadvertent calculation error.

(b) Numerator for AFFO per share calculation:
AFFO	$27,734	$26,863	$81,432	$79,824
Add: Issuance of shares to an affiliate in satisfaction of fees due	2,764	2,841	8,300	8,659

AFFO numerator in determination of AFFO per share	$30,498	$29,704	$89,732	$88,483

Non-GAAP Financial Disclosure
Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are to be included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income for certain non-cash charges, where applicable, such as gains or losses from extinguishment of debt and deconsolidation of subsidiaries, amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as “Funds from Operations — as Adjusted,” or AFFO, and we employ it as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. We exclude these items from GAAP net income, as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. As a result, we believe that AFFO and AFFO per share are useful supplemental measures for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 15 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Nine months ended September 30,
	2010	2009
Cash flow provided by operating activities — as reported	$119,400	$113,044
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	4,199	5,790
Distributions paid to noncontrolling interests, net (b)	(24,645)	(26,683)
Changes in working capital (c)	(3,604)	(1,768)

Adjusted cash flow from operating activities	$95,350	$90,383

Adjusted cash flow per share	$0.75	$0.72

Distributions declared per share	$0.5430	$0.5347

Payout ratio (distributions per share/adjusted cash flow per share)	72%	74%

Weighted average shares outstanding	126,974,970	125,900,460

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized, may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.
We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of September 30, 2010 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

		Percentage of Total
Tenant/Lease Guarantor	Annualized Rent	Annualized Rent
Hellweg Die Profi-Baumärkte GmbH & Co KG (a)	$25,478	10%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	18,742	8%
OBI A.G. (a)	12,184	5%
Universal Technical Institute Holdings, Inc.	9,954	4%
Carrefour France SAS (a)	9,378	4%
Life Time Fitness, Inc.	8,759	4%
Marriott Corporation	8,406	3%
True Value Company	6,825	3%
Foster Wheeler	6,227	3%
Pohjola Non-Life Insurance Company LTD	5,310	2%

Total	$111,263	46%

Weighted Average Lease Term for Portfolio:                      11.0 years

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of September 30, 2010 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
West	$45,498	19%
South	44,122	18%
East	39,502	16%
Midwest	36,136	15%

U.S. Total	165,258	68%

International
Germany	30,895	13%
France	20,007	8%
Poland	12,184	5%
Finland	10,403	4%
Belgium	1,585	1%
United Kingdom	1,361	1%

International Total	76,435	32%

Total	$241,693	100%

Property Type	Annualized Rent	Percent
Office	$53,859	22%
Industrial	51,508	21%
Retail	46,250	19%
Warehouse/Distribution	34,228	14%
Self-Storage	18,741	8%
Other Properties (a)	16,668	7%
Sports	12,033	5%
Hospitality	8,406	4%

Total	$241,693	100%

(a)	Includes revenue from tenants with the following property types: education (4.9%), nursing home (1.4%) and theater (0.6%).

Corporate Property Associates 15 Incorporated
Portfolio Diversification as of September 30, 2010 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized
Industry Type (a)	Rent	Percent
Retail Trade	$61,190	25%
Electronics	27,074	11%
Healthcare, Education and Childcare	20,983	9%
Business and Commercial Services	14,011	6%
Leisure, Amusement, Entertainment	13,533	6%
Chemicals, Plastics, Rubber, and Glass	12,418	5%
Buildings and Real Estate	12,182	5%
Hotels and Gaming	8,406	3%
Automobile	8,402	3%
Construction and Building	7,471	3%
Transportation — Personal	6,560	3%
Federal, State and Local Government	6,119	3%
Media: Printing and Publishing	6,007	3%
Beverages, Food, and Tobacco	5,691	2%
Telecommunications	5,543	2%
Insurance	5,310	2%
Aerospace and Defense	4,399	2%
Consumer and Durable Goods	3,900	2%
Machinery	3,655	2%
Transportation — Cargo	3,222	1%
Other (b)	5,617	2%

Total	$241,693	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes revenue from tenants in the following industries: grocery (0.7%), forest products and paper (0.6%), consumer non-durable goods (0.6%), and mining, metals and primary metal industries (0.4%).